                                                                     EXHIBIT 23

The Board of Directors
US Facilities Corporation

  We consent to incorporation by reference in Registration Statements (No. 33-41086 and No. 33-46841), both on Form S-8, of US Facilities Corporation of our report dated February 6, 1996, relating to the consolidated balance sheets of US Facilities Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated income statements, statements of stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of US Facilities Corporation and subsidiaries.

  Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
March 26, 1996